Exhibit 99.1

Investor Contact:  Valda Colbart, 419-784-2759, rfcinv@rurban.net

Anthony V. Cosentino Appointed as Rurban Financial Corp. CFO

DEFIANCE, OH, April 27, 2010 – Rurban Financial Corp. (Nasdaq: RBNF), (“Rurban”), a leading provider of full-service community banking, investment management, trust services, and bank data and item processing, announced today the appointment of Anthony V. Cosentino as Chief Financial Officer.

Mr. Cosentino was named an Executive Vice President upon being hired, as was announced on March 1, 2010.  On April 21, 2010 Mr. Cosentino was appointed by the Rurban Financial Corp. Board of Directors to Executive Vice President and CFO of both Rurban Financial Corp. and The State Bank and Trust Company, succeeding Duane L. Sinn.

Mark A. Klein, Rurban’s President and CEO, commented, “Tony’s lengthy experience in financial management is exactly what we need to propel our company to the next level of performance.  His expertise and leadership skills are highly valued and he will be an integral part of the management team.”

Mr. Cosentino formerly held senior financial officer positions with Continental Bank, Bank One Corporation, Fifth Third Bancorp and AmTrust Financial Corporation.  Mr. Cosentino earned his Master of Business Administration in Finance from The Ohio State University, his Bachelor of Science Degree in Accounting from Miami University and is a Certified Public Accountant.  He is married and the father of two children.  He and his family plan to relocate to the Defiance area.

About Rurban Financial Corp.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio.  Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and RDSI Banking Systems (RDSI), including DCM.  The State Bank and Trust Company offers financial services through its 19 banking centers in Allen, Defiance, Fulton, Lucas, Paulding, Williams and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio.  Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest.  RDSI and DCM provide data and item processing services to community banks in Arkansas, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin.  Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF.  You can learn more about Rurban by visiting the Company's website at http://www.rurbanfinancial.net.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law.  All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.